Exhibit 99.3

THIS IS NOT A LETTER OF TRANSMITTAL

NOTICE OF GUARANTEED DELIVERY
For Deposit of Common Shares of

MEDICURE INC.

This Notice of Guaranteed Delivery must be used to accept the offer made by Medicure Inc. (“Medicure” or the "Company") to purchase common shares of the Company (the "Common Shares") set forth in the Company's offer to purchase dated November 1, 2019 (the "Offer to Purchase") and the Company’s issuer bid circular of the same date (the "Circular") and the letter of transmittal and acceptance form (the "Letter of Transmittal" which, as amended, or supplemented from time to time, together with the Offer to Purchase and the Circular constitute the "Offer"), if certificates for the Common Shares are not immediately available or time will not permit all documents required by the Letter of Transmittal to reach the Depositary prior to 5:00 p.m. (Eastern Standard time) on December 19, 2019 (the "Expiration Date") this Notice of Guaranteed Delivery may be delivered by hand, mailed or transmitted by e-mail transmission to the Toronto Office of the Depositary only by the Expiration Date.

The terms and conditions of the Offer are incorporated by reference in this Notice of Guaranteed Delivery. Capitalized terms used and not defined in this Notice of Guaranteed Delivery which are defined in the Offer shall have the respective meanings set out in the Offer to Purchase. In the case of any inconsistency between the terms of this Notice of Guaranteed Delivery and the Offer to Purchase, the terms of the Offer to Purchase shall prevail.

To: Computershare Trust Company of Canada, the “Depositary”

By Mail: P.O. Box 7021 31 Adelaide Street East Toronto, Ontario M5C 3H2 Attention: Corporate Actions	By Registered Mail, Hand or Courier: 100 University Avenue, 8th Floor Toronto, Ontario M5J 2Y1 Attention: Corporate Actions

By e-mail Transmission:
depositoryparticipant@computershare.com

Delivery of this Notice of Guaranteed Delivery to an address or transmission of this Notice of Guaranteed Delivery via e-mail other than as set forth above does not constitute a valid delivery.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an Eligible Institution, such signature must appear in the applicable space in the Letter of Transmittal.

DO NOT SEND CERTIFICATES FOR COMMON SHARES WITH THIS NOTICE OF GUARANTEED DELIVERY. Certificates for Common Shares must be sent with your Letter of Transmittal.

The undersigned hereby deposits to the Company, upon the terms and subject to the conditions set forth in the Offer to Purchase and Letter of Transmittal, receipt of which is hereby acknowledged, the Common Shares described below, pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

Certificate Number(s) (if available)	Number of Common Shares Deposited	Name & Address of Shareholder (please print)

TOTAL COMMON SHARES

Dated:	Telephone (Business Hours) ( )	Signature

The institution which completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Common Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such institution.

GUARANTEE

The undersigned, a Canadian Schedule I chartered bank, a commercial bank or trust company in the United States, a member of the Securities Transfer Agent Medallion Program (STAMP), a member of the Stock Exchanges Medallion Program (SEMP) or a member of the New York Stock Exchange Inc. Medallion Signature Program (MSP), guarantees delivery to the Depositary of the certificates representing the Common Shares deposited hereby, in proper form for transfer with a properly completed and duly executed Letter of Transmittal in the form enclosed herewith or an originally signed facsimile copy thereof, and all other documents required by the Letter of Transmittal, all on or before 5:00 p.m. (Eastern Standard time) on the second trading day on the TSX Venture Exchange after the Expiration Date.

Name of Firm:	Authorized Signature:

Address of Firm:	Name:
Title:
Telephone Number:	Dated: